Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of ECOtality, Inc. of our report dated April 15, 2013, relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of ECOtality, Inc. for the year ended December 31, 2012.

We also consent to the reference of our firm under the caption “Experts” in the Prospectus, which is part of the Registration Statement.

/s/ McGladrey LLP

Phoenix, Arizona

July 29, 2013